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                                           EXHIBIT 10(iii)(A)(1)

Bankers Trust New York Corporation
130 Liberty Street, New York, New York 10006

CORPORATE HUMAN RESOURCES
SETTLEMENT AND NON-DISCLOSURE AGREEMENT

          B.J.  KINGDON, on his own behalf and on behalf of his

heirs, executors, administrators, attorneys, successors and

assigns (hereinafter collectively referred to as "Kingdon"), and

BANKERS TRUST NEW YORK CORPORATION, on its own behalf and on behalf of its subsidiaries, divisions, affiliates, successors and assigns, and its and their respective officers, directors,

agents, representatives and employees (hereinafter collectively referred to as "Bankers Trust" or the "Company"),  have reached the within agreement ("Agreement") in settlement of any and all issues related to Kingdon's employment with, and separation from the employ of, Bankers Trust,  such Agreement being reached on the following terms and conditions:

          1.   Kingdon will resign his position as Senior

Managing Director of Bankers Trust effective February 14, 1997.

          2.    In full and complete satisfaction of all known

and unknown claims against Bankers Trust, and in consideration for executing this Agreement, Kingdon will be entitled to the following:

               a.   Bankers Trust shall provide Kingdon with base

salary continuation, payable monthly through Kingdon's off-

payroll date of July 25, 1997.



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               b.   On or about July 25, 1997, Bankers Trust will

make a lump-sum payment to Kingdon of $544,656.

               c.   Bankers Trust shall pay Kingdon a bonus for

the 1996 performance year of $300,000,  on or about the eighth day after Kingdon executes this Agreement.

               d.   Kingdon's 50,000 outstanding Employee Stock

options must be exercised by his off-payroll date of July 25, 1997,

Kingdon's 1996 options granted at $76.4375 strike price will not

vest until June 18, 1997.   Any options remaining unexercised

after Kingdon's July 25, 1997 off-payroll date will be forfeited.

               e.   Bankers Trust acknowledges that Kingdon has a

Restricted Stock award outstanding of 2,500 shares.  Kingdon's shares award will vest and be distributed to him on July 25,

1997, his off-payroll date.

               f.    Kingdon's shares awarded under the

Partnership Equity Plan ("PEP") will continue to be deferred until the fifth anniversary following the end of each related performance year.  That is, Kingdon's 1993, 1994, 1995 and 1996

Awards will be distributable to him in or about December of 1998,

1999, 2000 and 2001, respectively.  Shares acquired by net EPS reinvestments through Kingdon's off-payroll date will immediately vest.  For the remainder of their respective deferral periods,

earnings on shares in Kingdon's PEP account will be limited to

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the related common stock dividend rate and will continue to pay out quarterly.  The 75% floor protection on the original shares awarded to Kingdon (not shares acquired through reinvested net

EPS credits) remains intact until distribution.

               g.    Bankers Trust acknowledges that Kingdon's

PartnerShare Account is fully vested effective February 14, 1997.

               h.       Kingdon's ADCAP account will vest in full

as of  his July 25, 1997 off-payroll date, and will be

distributed in cash at such time.

               i.     Kingdon's 7,612.8725 shares in the Equity

Participation Plan ("EPP"), to the extent unvested, will vest in full as of his July 25, 1997 off-payroll date.  All shares will continue to be deferred as scheduled. In the event the Human

Resources Committee approves the early distribution of EPP Share

Awards, and an election is not made to receive early

distributions of shares, shares would nonetheless be mandatorily distributed one-third per year starting February 1997. Floor protection remains intact for the remainder of the deferred

period, however, EPS yield in excess of dividend, if any, is eliminated following the off-payroll date.

               j.     All salary paid to Kingdon through his off-

payroll date (subject to tax limits) will qualify under the

formula to compute Kingdon's benefit under the terms of the

Company's qualified Pension Plan.



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               k.    Kingdon's 70,000 POP units valued at $41.25
each ($2,887,500) will vest in full and be distributed in cash on or about July 25,1997, the off-payroll date, and further, Kingdon waives any further rights in this plan.

               l. Kingdon's coverage in the Company's group medical and dental plans shall continue through his off-payroll date. Thereafter, Kingdon may voluntarily continue coverage for himself and his eligible dependents at his own expense for a period of up to eighteen (18) months consistent with applicable federal law.

               m.    On or about July 25, 1997, Kingdon's

off-payroll date, he will receive the cash equivalent of 4.58 unused vacation days for the 1997 calendar year.

                    Kingdon acknowledges that the payments and

benefits set forth above shall be subject to applicable federal,

state and local taxes, and all other deductions as required by law and Bankers Trust policy.  Kingdon shall have no duty to seek other employment or to become self-employed to mitigate any

payments or benefits to which he is entitled pursuant to this

Agreement nor shall there be any offset against such payments or benefits in the event of such employment or self-employment.  If

Kingdon dies prior to the payment of any of the amounts set forth in this paragraph, Kingdon's estate or his designated beneficiary shall be paid such amounts.

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          3.    Kingdon agrees that he will not publicly or

privately disparage Bankers Trust or any of the Company's

products, services, divisions, affiliates, related companies or current or former officers, directors, trustees, employees,

agents, administrators, representatives or fiduciaries.  The

Company agrees that it will not publicly or privately disparage

Kingdon.  Notwithstanding the foregoing, neither Kingdon nor the

Company will be restricted from providing information about the other as required by a court or governmental agency or by

applicable law.  Further, the Company shall not be restricted from reporting information regarding Kingdon's performance while employed by the Company to internal or external auditors, special counsel or investigators, any applicable enforcement agencies,

regulatory agencies, insurance carriers or in litigation

involving Kingdon or the Company.  Kingdon hereby acknowledges and further agrees that the payments and benefits described

herein will be forfeited (including the right to exercise any outstanding stock options), if he materially violates any

material provisions of this Agreement.  In any such instances,

Kingdon also agrees to tender back all amounts he received from

Bankers Trust pursuant to paragraph 2 of this Agreement which is over and above that to which he is normally entitled under

standard Bankers Trust policy, within thirty days of his being advised by Bankers Trust of the conduct or behavior which the

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Company believes to be a material violation of a material

provision of this Agreement.  Should Kingdon not tender back such consideration as set forth above and, as a result, should Bankers

Trust be forced to take legal action to recover such amounts and should Bankers Trust be the prevailing party in such litigation,

Kingdon shall be responsible to Bankers Trust for all costs

incurred in bringing such action, including but not limited to,

its reasonable attorneys' fees.  Nothing set forth herein should be construed as preventing Bankers Trust from seeking any

additional rights or remedies it may have at law or in equity in the event of a material violation of a material provision of this

Agreement.

          4.    In exchange for the consideration described in

Paragraph 2, Kingdon hereby releases Bankers Trust from any and all liability arising from any and all acts or omissions

including, but not limited to, those arising out of his

employment relationship with the Company or under any contract,

tort, federal, state, or local fair employment practices or civil rights law including, but not limited to, Title VII of the Civil

Rights Act of 1964, the Civil Rights Act of 1991, the Age

Discrimination in Employment Act of 1967, the Older Worker

Benefits Protection Act of 1990, the Civil Rights Act of 1866,

the Americans With Disabilities Act of 1990, the Employee

Retirement Income Security Act of 1974, the New York State and

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New York City Civil Rights Laws, or any claim for physical or emotional distress or injuries, or any other duty or obligation of any kind or description.  This release shall apply to all known, unknown, unsuspected and unanticipated claims, liens,

injuries and damages including, but not limited to, claims of employment discrimination, indemnity for discharge, or claims sounding in tort or in contract, express or implied, as of the date of the execution of this Agreement.  Notwithstanding the foregoing, Kingdon does not release his right to have the Company perform its obligations under this Agreement, including without limitation, his right to (i) indemnification pursuant to this paragraph 4, or any other right to indemnification by the

Company, (ii) any compensation or benefits pursuant to any plan or program that is part of the subject matter of this Agreement,

(iii) pension, health or similar benefits under the Company's retirement programs.

               Kingdon also agrees not to initiate any legal

action, charges or complaints against Bankers Trust in any forum whatsoever, in connection with the claims released by him

pursuant to this paragraph 4.  In the event any such actions,

charges or complaints are asserted in the future by or on behalf of Kingdon, a material violation of a material provision of this

Agreement shall be deemed to have occurred, entitling Bankers

Trust to the return of the consideration set forth in this



Agreement which is over and above that to which Kingdon is

normally entitled under standard Company policy, as well as the attorneys' fees incurred by Bankers Trust in defending such

action, charge or complaint.

               Bankers Trust expressly denies that it has

violated any law, statute, ordinance, contract, duty or

obligation whatsoever, or that it committed any tort or engaged in any wrongful conduct with respect to Kingdon. Kingdon acknowledges that the consideration described in this Agreement is in excess of that to which he was otherwise entitled upon his termination under either applicable law, Company policy, or pursuant to any contractual agreement he may have with Bankers Trust.

     Bankers Trust agrees that Kingdon is entitled to

indemnification to the fullest extent provided by the Company for

Officers as set forth in the Company's bylaws as may exist from time to time, but in no event less favorable than available to

other officers.    Kingdon shall also be entitled to officers'

liability insurance in accordance with the terms of the policy provided by the Company for its Officers as amended from time to time.

          5.   The terms of this Agreement, the claims that have

been or could have been raised against Bankers Trust as of the date of this Agreement, and the facts and circumstances

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underlying any such claim shall not be admissible by Kingdon in any litigation or proceeding in any forum, except as required by law, for any purpose other than to secure enforcement of the terms and conditions of this Agreement.

 6.   Neither Kingdon nor the Company will publish, publicize, or disseminate or cause to be published, publicized or disseminated or permit to be published, publicized or disseminated, directly or indirectly, and will keep entirely confidential any

 information, data or documents (1) relating to Kingdon's

 employment with and separation from Bankers Trust, except that either party may discuss the fact that he was employed by

 Bankers Trust, his title, salary, compensation, responsibilities and that he resigned his position; or (2) relating to the terms of this Agreement or the fact that this Agreement exists, except for (a) the purpose of enforcing this Agreement should that ever become necessary; or (b) disclosures required by a court or governmental agency or by applicable law, or to any

 investigatory or regulatory agency with authority over the

 Company.  Kingdon may disclose the terms of this Agreement to his spouse, accountants, attorneys or tax preparers, or

 prospective employers, provided that disclosures to prospective employers shall be limited to the provisions of paragraphs 6 and

 7, and, the Company may disclose the terms of this Agreement to

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 its accountants, attorneys, tax preparers, its employees who have a need to know such terms, and as otherwise set forth

 above.

                Kingdon further agrees that he will not publish,

 publicize or disseminate, or cause to be published, publicized or disseminated or permit to be published, publicized or

 disseminated, directly or indirectly, and will keep entirely confidential any confidential information, data or documents relating to the operations of the Company, including any trade secrets or other proprietary information, except as may be

 required by a court or governmental agency.  Confidential

 information shall mean all information that is not known or available to the public concerning the business of the Company relating to its financial products, product development, trade secrets, customers, suppliers, finances, and business plans and strategies, including know-how, financial information concerning the Company and its customers and specifications, programs,

 documentation and manuals relating to all financial models,

 telecommunications and computer systems, software, hardware and applications developed or used by Bankers Trust.  Confidential information shall include information that is, or becomes, known to the public as a result of a breach by Kingdon of the

 provisions of this paragraph 6.  Bankers Trust reserves the right to seek appropriate damages, including attorneys' fees and

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 injunctive relief, should Kingdon violate this Agreement.

          7.    Kingdon agrees that during the one-year period

 following the execution of this Agreement, he will not, directly or indirectly, personally solicit or induce or cause any third party to solicit or induce any Bankers Trust employees to work for him or any competitor of the Company, it being understood that if any such employee contacts Kingdon on his or her own initiative, Kingdon may thereafter discuss with such employee his or her working for him or a competitor, provided that in such situations, Kingdon agrees to notify the Chief Legal or

 Human Resources Officer of Bankers Trust and advise either

 executive of such contact and of the employee(s) making such contact, before extending any offer of employment to such

 individual(s).

          8.   The failure of either party to insist upon strict

adherence to any term of this Agreement on any occasion shall not be considered a waiver thereof or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of the Agreement.  Any waiver must be in writing and signed by Kingdon or any authorized officer of the Company, as the case may be.

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          9.   This Agreement shall be governed by and construed

in accordance with the laws of the State of New York, without giving effect to its conflicts of laws provisions.

          10.  If any of the provisions, terms, clauses, or

waivers or releases of claims or rights contained in this

Agreement are declared illegal, unenforceable, or ineffective in a legal forum, such provisions, terms, clauses, waivers, releases or claims or rights shall be deemed severable, such that all other provisions, terms, clauses, waivers, releases of claims and rights contained in this Agreement shall remain valid and binding upon both parties.

          11.  Kingdon agrees to voluntarily cooperate with the

Company in connection with any threatened, actual or future

litigation or investigations by federal, state, or local agencies involving the Company, whether administrative, civil or criminal in nature, in which and to the extent his cooperation is deemed necessary by the Company in its discretion.

          12.   Kingdon acknowledges that he has had up to twenty-

one (21) days from the date he received this Agreement to

consider the terms of this Agreement and further, acknowledges that he is fully aware of its contents and of its legal effects.

Kingdon is also hereby advised in writing by Bankers Trust to consult with an attorney regarding this Agreement.

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          13.   This Agreement has been executed freely,

knowingly and voluntarily by Kingdon without duress, coercion, or undue influence, with a full and free understanding of its terms.

This Agreement is revocable by either party for seven (7) days following its execution, after which time it shall become

effective and enforceable.  Notice of revocation must be sent in writing to the other party prior to the eighth day after this

Agreement is signed by the party seeking revocation.  If Kingdon wishes to revoke his agreement, his written notice of revocation must be received within the seven (7) day revocation period by

Peter Gurney, Managing Director, at the following address:

Bankers Trust New York Corporation, 130 Liberty Street, New York,

New York.

          14.  This Agreement supersedes all prior oral and

written agreements, if any, with respect to the subject matter hereof between the parties.  This Agreement may not be changed except by a writing signed by Kingdon and an authorized management representative of Bankers Trust.




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AGREED:



/S/B.J. KINGDON
B.J. KINGDON

   February 11, 1997
Date

On this 11TH day of FEBRUARY 1997, before me personally came B.J. KINGDON to me known to be the individual described in and who executed the foregoing Settlement and Non-disclosure Agreement, and duly acknowledged to me that he executed the same.


/S/ PERRY V. CAPITANI
Notary Public



AGREED:

BANKERS TRUST NEW YORK
CORPORATION on behalf of
Bankers Trust

By: /S/ PERTER GURNEY
        PETER GURNEY

    FEBRUARY 11, 1997
Date

On this 11TH day of FEBRUARY 1997, before me personally came PETER GURNEY, authorized representative for Bankers Trust New York Corporation, to me known to be the individual described in and who executed the foregoing Settlement and Non-disclosure Agreement, and duly acknowledged to me that he executed the same.

/S/PERRY V. CAPITANI
   Notary Public

PERRY V. CAPITANI
NOTARY PUBLIC, STATE OF NEW YORK
NO.4863442
QUALIFIED IN NASSAU COUNTY
CERTIFICATE FILED IN NEW YORK COUNTY
COMMISSION EXPIRES OCTOBER 27,1998